EX-99.906CERT

certification

C. Troy Shaver, Jr., President, and Edward Obuchowski, Treasurer of Dividend Growth Trust (the “Registrant”), each certify to the best of his knowledge that:

1.     The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2009 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

C. Troy Shaver,                                      Edward Obuchowski,
President                                                Treasurer
Dividend Growth Trust                         Dividend Growth Trust

/s/ C. Troy Shaver                                 /s/ Edward Obuchowski

Date:     6/5/09                                      Date:     6/5/09

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Dividend Growth Trust and will be retained by Dividend Growth Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.